UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2025 (June 30, 2025)

Global Technologies, LTD

(Exact name of registrant as specified in its charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

806 Green Valley Rd., Suite 200, Greensboro, NC	27408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 233-5151

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 – Termination of a Material Definitive Agreement

On June 30, 2025, the Board of Directors of Global Technologies, LTD (the “Company”) approved the unilateral termination of the Share Exchange Agreement dated March 15, 2024 (the “Agreement”), which had been entered into by and among the Company, GOe3, LLC (“GOe3”), and Bruce Brimacombe.

Pursuant to this action, the Company has returned or released all GOe3 membership units, intellectual property, and any related assets previously held by the Company under the Agreement. No shares of the Company’s preferred stock were designated as per the terms of the Agreement, and no shares of common stock or preferred stock were issued, or delivered to Mr. Brimacombe.

This termination concludes any and all obligations between the Company and Mr. Brimacombe under the Agreement. As a result of this termination, the Company will no longer pursue or engage in any business operations, partnerships, or future development efforts in the electric vehicle (EV) sector. The Company remains focused on its core growth initiatives in health, wellness, and advisory services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD
(Registrant)

Date July 2, 2025

/s/ H. Wyatt Flippen
(Signature)*